
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEET AND CONSOLIDATED STATEMENT OF OPERATIONS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   1-MO
<FISCAL-YEAR-END>                          JAN-04-1998<F1>
<PERIOD-START>                             DEC-01-1997
<PERIOD-END>                               JAN-04-1998
<CASH>                                          52,572
<SECURITIES>                                         0
<RECEIVABLES>                                  131,998
<ALLOWANCES>                                         0
<INVENTORY>                                    126,795
<CURRENT-ASSETS>                               327,175
<PP&E>                                         281,904
<DEPRECIATION>                                  13,197
<TOTAL-ASSETS>                                 627,067
<CURRENT-LIABILITIES>                          214,808
<BONDS>                                        184,501
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           293
<OTHER-SE>                                     626,774
<TOTAL-LIABILITY-AND-EQUITY>                   627,067
<SALES>                                         53,866
<TOTAL-REVENUES>                                53,866
<CGS>                                           40,199
<TOTAL-COSTS>                                   54,203
<OTHER-EXPENSES>                                  (499)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              (1,206)
<INCOME-PRETAX>                                 (1,072)
<INCOME-TAX>                                      (525)
<INCOME-CONTINUING>                               (547)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                      (547)
<EPS-PRIMARY>                                     (.02)<F2>
<EPS-DILUTED>                                        0

<F1>Filed due to a change in financial reporting year-end to the Sunday nearest to December 31 of each year. Previously, the fiscal year ended the Sunday nearest December 1. As a result of this change the Company is disclosing interim financial results for the one month transition period.
<F2>Reflects Basic EPS  and a 3 for 2 stock split which was effected in the form of a 50% dividend paid on March 6, 1998. Financial data schedules previously filed have not been restated to reflect this stock split.

